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                                                            EXHIBIT 23.1



CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-07835, 333-07831, 333-28455, 333-28457,
333-63815, 333-63813, 333-41634, 333-41670, 333-41632 and 333-53278) of
Maxwell Technologies, Inc. of our report dated February 9, 2001, except for
Note 4, as to which the date is February 26, 2001 and Note 12, as to which the date is March 16, 2001, with respect to the consolidated financial statements of Maxwell Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

San Diego, California
March 16, 2001